EXHIBIT 4.64

ALTALINK, L.P.

CAPITAL MARKETS PLATFORM

TWENTY-FIRST
SUPPLEMENTAL
INDENTURE

SERIES TWENTY-ONE SUPPLEMENTAL INDENTURE

Dated as of December 14, 2018

1

ALTALINK, L.P.
TWENTY-FIRST SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE dated as of the 14th day of December, 2018
BETWEEN:
ALTALINK MANAGEMENT LTD., as general partner of AltaLink, L.P. a limited partnership created pursuant to the laws of the Province of Alberta (the "Issuer")
AND:
ALTALINK MANAGEMENT LTD., a company incorporated under the laws of the Province of Alberta (the "General Partner")
OF THE FIRST PART
AND:
BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (the "Trustee")
OF THE SECOND PART
WHEREAS:

(A)
by an amended and restated master trust indenture dated as of April 28, 2003 between the Issuer, the General Partner and the Trustee (the "Master Indenture") provision was made for the creation and issuance of Bonds of the Issuer in one or more Series, issuable only upon the terms and subject to the conditions therein provided;

(B)
the Issuer wishes to establish or continue a Commercial Paper Program under the Master Indenture having the terms, provisions and conditions set forth in this Supplemental Indenture and the Master Indenture;

(C)
the Issuer has to date executed and delivered 20 Supplemental Indentures pursuant to the Master Indenture; this Supplemental Indenture is hereinafter sometimes referred to as the "Twenty-First Supplemental Indenture";

(D)
this Twenty-First Supplemental Indenture is executed pursuant to all necessary authorizations and resolutions of the Issuer to establish the terms, provisions and conditions of a Commercial Paper Program under the Master Indenture as contemplated herein, and the creation, issuance and delivery of Notes under such Commercial Paper Program;

(E)	the Issuer wishes to utilize the net proceeds of the issue of Notes in accordance with the terms of Section 2.6; and

(F)	the foregoing recitals are made as representations and statements of fact by the Issuer and not the Trustee;
NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES that in consideration of the premises, the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Interpretation
This Twenty-First Supplemental Indenture is supplemental to the Master Indenture and is to be read in conjunction therewith. Except only insofar as the Master Indenture is inconsistent with the express provisions of this Twenty-First Supplemental Indenture, in which case the terms of this Twenty-First Supplemental Indenture govern and supersede those contained in the Master Indenture to the extent of such inconsistency, this Twenty-First Supplemental Indenture henceforth has effect so far as practicable as if all of the provisions of the Master Indenture and this Twenty-First Supplemental Indenture were contained in one instrument. The expressions used in this Twenty-First Supplemental Indenture and in the Notes that are defined in the Master Indenture, except as otherwise provided herein, have the respective meanings ascribed to them in the Master Indenture.

1.2	Definitions
For purposes of this Twenty-First Supplemental Indenture and the recitals hereof, except as otherwise expressly provided or unless the context otherwise provides, the following words and phrases have the following meanings:
"Article", "Section", "Subsection" and "paragraph" followed by a number means and refers to the specified Article, Section, Subsection or paragraph of this Twenty-First Supplemental Indenture unless otherwise expressly stated.
"Bank" has the meaning specified in Section 4.2.
"Beneficial Owner" means any person holding a beneficial interest in a Note.
"Book-Entry Only Notes" has the meaning specified in Section 2.3.
"Certificated Notes" has the meaning specified in Section 2.3.
"designated rating organization" has the same meaning as in National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Authorities, as amended, supplemented, superseded or replaced from time to time.
"Holder" means the Person in whose name a Note is registered.
"Information Memorandum" has the meaning specified in Section 2.1.
"IPA Agreement" has the meaning specified in Section 4.2.
"Master Indenture" has the meaning specified in recital (A) above.
"NI 45-106" means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators, as amended, supplemented, superseded or replaced from time to time.
"Notes" has the meaning specified in Section 2.1.
"Paying Agent" means the Paying Agent for the Notes under the Master Indenture, which is to be:

(a)	where and for as long as it has been appointed as the note issuance and paying agent for the Notes pursuant to the IPA Agreement, the Bank; or

(b)
if the Bank is not appointed as the note issuance and paying agent for the Notes pursuant to the IPA Agreement, any bank or trust company or other Person, other than the Trustee, designated as a paying agent for the Notes in a subsequent Supplemental Indenture and its successor or successors appointed in the manner provided herein or in such Supplemental Indenture.

"Previously Issued Notes" has the meaning specified in Section 2.1.
"Rating Agency" means:

(a)	DBRS Limited ("DBRS"), S&P Global Ratings Canada ("S&P"), Moody's Canada Inc. ("Moody's") or Fitch Ratings, Inc. ("Fitch"), provided it is a designated rating organization; or

(b)
any Person that is a DRO affiliate (within the meaning of NI 45-106) of a credit rating organization listed in paragraph (a), a designated rating organization that is a successor credit rating organization of an organization listed in paragraph (a) or a DRO affiliate of such successor credit rating organization.

"Required Amount" has the meaning specified in Section 7.1.
"Series 21 Bond" has the meaning specified in Section 8.3.

ARTICLE 2
COMMERCIAL PAPER PROGRAM

2.1	Issue of the Notes

(a)
The Issuer hereby creates and authorizes for immediate issue a Series of Obligation Bonds pursuant to the Master Indenture and this Twenty-First Supplemental Indenture, in the form of unsecured negotiable promissory notes or other commercial paper that conform to and comply with the terms and conditions of this Twenty-First Supplemental Indenture including, without limitation, Section 2.2 (the "Notes"), which Notes are to be issued and sold at any time and from time to time in the discretion of the Issuer under the Commercial Paper Program established under this Twenty-First Supplemental Indenture and the Master Indenture.

(b)	The aggregate amount outstanding at any time and from time under the Commercial Paper Program established by this Twenty-First Supplemental Indenture and the Master Indenture:

(i)	is limited to an Authorized Amount of $500,000,000 in lawful money of Canada; and

(ii)	includes within such Authorized Amount the value of:

(A)	all outstanding Notes; and

(B)
any other outstanding Obligation Bonds of the Issuer in the form of unsecured negotiable promissory notes or other commercial paper, maturing not more than 364 days from the date of issue that (a) are not convertible or exchangeable into or accompanied by a right to purchase another security, and (b) have an approved rating from a Rating Agency, that have been created and issued, and remain outstanding, under another prior Supplemental Indenture ("Previously Issued Notes"), calculated on the basis of the principal amount of such Notes or Previously Issued Notes issued or, in the case of non-interest bearing Notes or Previously Issued Notes, on the basis of the gross proceeds received by the Issuer from the issue and sale of such non-interest bearing Notes or Previously Issued Notes. For greater certainty, the principal amount of any non-interest bearing Notes or Previously Issued Notes is deemed to be equal to the gross proceeds received by the Issuer from the issue and sale of such non-interest bearing Notes or Previously Issued Notes, notwithstanding the amount payable thereunder upon maturity.

(c)	The Notes created and issued hereunder are designated as "Commercial Paper".

(d)
The Notes are to be issued from time to time in one or more series or issues on the basis set forth in the Issuer's information memorandum dated December 14, 2018 describing the Notes and the Commercial Paper Program established under this Twenty-First Supplemental Indenture and the Master Trust Indenture, and containing other information, certifications, opinions and specimens customary for commercial paper offerings such as the Commercial Paper Program (as changed, amended, restated, replaced or supplemented from time to time, the "Information Memorandum").

2.2	Terms of the Notes
The parties acknowledge and agree that the Notes created and issued under the Commercial Paper Program established under this Twenty-First Supplemental Indenture and the Master Indenture are to have the following terms and conditions:

(a)
Date and Interest. Each Note is to be dated as of the date of issue and bear interest, if any, from the date of issue at the rate (either fixed or floating) determined by the Issuer at the time of issue. Interest, if any, is payable on the dates determined by the Issuer at the time of issue.

(b)	Maturity. Each Note matures on the date determined by the Issuer at the time of issue, which maturity date is not to exceed 364 days from the date of issue.

(c)	Rating.

(i)
All Notes are to have a credit rating from at least one Rating Agency that is at or above one of the following rating categories or at or above a rating category that replaces one of the following rating categories:

Designated Rating Organization	Rating Category on Notes
DBRS	R-1 (low)
S&P	A-1 (Low) (Canadian national scale)
Fitch	F1
Moody's	P-1

(ii)
None of the Notes is have to a credit rating from an Rating Agency that is below one of the following corresponding rating categories or that is below a category that replaces one of the following corresponding rating categories:

Designated Rating Organization	Rating Category on Notes
DBRS	R-1 (low)
S&P	A-1 (Low) (Canadian national scale)
Fitch	F2
Moody's	P-2

(d)	No Conversion or Exchange. None of the Notes is convertible or exchangeable into or accompanied by a right to purchase another security.

(e)	Not Securitized. Notes are not to be securitized products (within the meaning of NI 45-106).

(f)	Currency. Each Note is to be issued and payable in such currency as is determined by the Issuer at the time of issue.

(g)
Denominations. The Notes are to be issued in denominations of $1,000, in Canadian currency or other currencies, at the time of issue or in such other denominations as are determined by the Issuer at the time of issue.

(h)
Payment. Payment as to principal and interest thereon, if any, is to be made at the principal office in Toronto of the applicable Paying Agent for the Notes. Without limiting the generality of the foregoing, where the Bank is appointed as the note issuance and paying agent for the Notes under the IPA Agreement and is consequently recognized hereby as the Paying Agent for the Notes under the Master Indenture, or where another Person has been appointed as Paying Agent for the Notes, payment as to principal and interest thereon, if any, is to be made at the principal office in Toronto of the Bank or such other Paying Agent, as the case may be.

2.3	Form of the Notes
The Issuer and the Trustee acknowledge and agree that, subject to Section 2.4, the Notes are to be issued from time to time in fully registered form and each series or issue of Notes is to be issued in the form of book-entry only Notes ("Book-Entry Only Notes") except in the circumstances set forth in Section 3.2 or unless the Issuer determines to issue such Notes in definitive form at the time of issue, in which case such Notes are to be issued in the form of definitive certificates ("Certificated Notes") and, in either case, are to be substantially in the applicable form set out in Schedule A attached hereto or in such other form or forms as may, from time to time, be approved by the Issuer and attached to the Information Memorandum, and are to include:

(a)
the applicable date of issue, rate of interest (if any), date or dates on which interest is payable (if applicable), maturity date, currency in which the Note is to be issued and in which interest (if any), premium (if any) and principal are to be paid, and denomination are specified;

(b)	such other provisions as are to govern the Note, as specified therein, provided that they are consistent with the provisions set out in the Information Memorandum; and

(c)	such distinguishing letters and numbers as the applicable Paying Agent approves,

in all cases with such appropriate additions and variations as are required and are consistent with the provisions set out in the Information Memorandum.

2.4	Global Legends
The Issuer and the Trustee acknowledge and agree that:

(a)
the Global Bond legend, as contemplated by Section 3.4 of the Master Indenture, on any Book-Entry Only Note is to be as set out, if at all, on the form of Book-Entry Only Note attached hereto as Schedule A or in such other form or forms as may, from time to time, be approved by the Issuer and attached to the Information Memorandum; and

(b)
beneficial interests in any Book-Entry Only Note are to be represented through book-entry accounts, established and maintained by CDS for financial institutions acting on behalf of Beneficial Owners as direct and indirect participants in CDS.

2.5	Obligation Bonds
The Notes are Obligation Bonds.

2.6	Purposes of the Notes
The Issuer shall utilize proceeds of the issue of the Notes for general corporate purposes.

2.7	Unsecured
The Notes are unsecured.
ARTICLE 3
CERTIFICATED NOTES

3.1	Limitation on Certificated Notes
Except in the circumstances referred to in Section 2.4, Beneficial Owners are not entitled to have Notes registered in their names, shall not receive and are not entitled to receive physical delivery of Notes, and are not to be considered registered holders of Notes under this Twenty-First Supplemental Indenture or for the purposes of the Master Indenture. Neither the Issuer, the Trustee nor any Paying Agent has any responsibility or liability for maintaining, supervising or reviewing any records of CDS relating to beneficial interests in any Notes or for any aspect of the records of CDS relating to payments made by CDS on account of such beneficial interests.

3.2	Certificated Notes
A Book-Entry Only Note is exchangeable, in whole but not in part, for one or more Certificated Notes registered in the name(s) of one or more Persons other than CDS or its nominee if: (i) CDS notifies the Issuer that it is unwilling or unable to continue as depository of that Book-Entry Only Note or ceases to be a recognized clearing agency under the Securities Act (Alberta) or other applicable Canadian securities legislation, and a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that CDS is no longer so recognized, (ii) there shall occur and be continuing an Event of Default, or (iii) the Issuer in its sole discretion determines to issue one or more Certificated Notes in definitive form in exchange for a Book-Entry Only Note.

3.3	Cancellation of a Book-Entry Only Note

Upon the exchange of a Book-Entry Only Note for one or more Certificated Notes, the Trustee shall receive and cancel the Book-Entry Only Note, shall reduce to nil the holdings of CDS on the register for the Notes represented by that Book-Entry Only Note, and shall authenticate the Certificated Note(s) in an aggregate principal amount equal to and in exchange for the CDS participants' beneficial interests in that Book-Entry Only Note as of the record date for such exchange, as directed in writing by CDS. On or after any such exchange, but only to the extent reasonably practicable in the circumstances, the Trustee shall make all payments in respect of such Certificated Notes to the Holders thereof, notwithstanding such exchange occurred after the record date for any payment and prior to such payment date.
ARTICLE 4
OTHER MATTERS RELATING TO THE NOTES

4.1	No Notice of Trusts or Equities
None of the Issuer, the Trustee, nor any of their respective directors, officers, employees or agents is bound to see to the execution of any trust affecting the ownership of any Note or Previously Issued Note or is affected by notice of any equity that may be subsisting in respect thereof.

4.2	Paying Agent
The Issuer and Trustee acknowledge and agree that:

(a)
Bank of Nova Scotia (the "Bank") has been appointed as the note issuance and paying agent for the Notes and any Previously Issued Notes at its principal office in Toronto, Ontario pursuant to a note issuance and paying agent agreement dated May 10, 2010 (as may be amended, restated, modified or replaced at any time or from time to time, the "IPA Agreement") and, while the Bank is so appointed under the IPA Agreement, it is hereby recognized as Paying Agent for the Notes and any Previously Issued Notes under the Master Indenture at its principal office in Toronto, Ontario.

(b)
In the event that the Bank is no longer appointed as the note issuance and paying agent for the Notes and any Previously Issued Notes under the IPA Agreement, then such other Person as has been validly appointed as Paying Agent for the Notes under the Master Indenture is hereby appointed and recognized as Paying Agent for the Notes at its principal office in Toronto, Ontario.

(c)	All Notes and Previously Issued Notes are payable as to interest (if any), premium (if any) and principal at the principal office in Toronto, Ontario of:

(i)	the Bank, while the Bank is recognized hereby as Paying Agent for the Notes and Previously Issued Notes under the Master Indenture; or

(ii)	where a Person other than the Bank has been validly appointed as the Paying Agent for the Notes or Previously Issued Notes under the Master Indenture, such other Paying Agent.
ARTICLE 5
REDEMPTION

5.1	Applicable Provisions

Except as set out in this Twenty-First Supplemental Indenture to the contrary, the redemption or retirement of any Notes created and issued under this Twenty-First Supplemental Indenture, or any Previously Issued Notes, is to be conducted in accordance with Sections 3.15 to 3.23 of the Master Indenture and, while the Bank is appointed under the IPA Agreement as the note issuance and paying agent for the Notes, and is consequently recognized hereby as the Paying Agent for the Notes and any Previously Issued Notes under the Master Indenture, the Issuer may give effect to any redemption or retirement of any Notes under this Twenty-First Supplemental Indenture through such Paying Agent.
ARTICLE 6
CONFIRMATION OF PRINCIPAL INDENTURE

6.1	Confirmation of Master Indenture
The Master Indenture, as supplemented by this Twenty-First Supplemental Indenture, is and shall continue in full force and effect and is hereby ratified and confirmed by each of the parties hereto.
ARTICLE 7
TAX COVENANTS

7.1	Withholding Tax
If the Issuer is required to make any payment to any Government Authorities in connection with or due to the application of any withholding tax or similar tax or rate to any payment made or due to be made pursuant to this Twenty-First Supplemental Indenture (the "Required Amount") then the Issuer:

(a)
shall consult with the Paying Agent or CDS in order to determine the beneficial ownership of the Book-Entry Only Notes, or with the Paying Agent or the Trustee in order to determine the beneficial ownership of the Book-Entry Only Notes, for the purpose of determining the appropriate rate of withholding, including the availability of any reduction in withholding pursuant to an applicable tax treaty;

(b)	shall deduct and withhold the Required Amount from payments made or due under this Twenty-First Supplemental Indenture;

(c)	shall remit the Required Amount to the relevant Government Authorities within the time required by applicable law;

(d)
shall promptly forward to each Holder or the Trustee on behalf of each such Holder a certified copy of the official receipt or other documentation satisfactory to the Trustee evidencing the payment of the Required Amount to such Government Authorities; and

(e)
shall not be responsible to increase or "gross up" any payment to any Holder or to the Trustee on behalf of any such Holder and shall be entitled to reduce the amount of each such payment by the Required Amount and the payment made to any such Holder or Trustee on behalf of any such Holder shall be deemed to have been made in full.

ARTICLE 8
BENEFIT OF THE NOTES

8.1	Benefit of Master Indenture

The Issuer and the Trustee confirm that all of the provisions of this Twenty-First Supplemental Indenture are for the benefit of the Holders of the Notes so long as any such Notes remain outstanding.

8.2	Enforceability of Notes
The Issuer and the Trustee acknowledge and agree that:

(a)
Pursuant to Section 2.3 of the Master Indenture, all Notes signed (either manually or by facsimile signature) by any Authorized Officer of the Issuer holding office on the date of this Twenty-First Supplemental Indenture are valid and binding upon the Issuer and entitled to the security of the Master Indenture and any Supplemental Indenture(s) applicable to the Notes, notwithstanding that any individual, whose signature (either manual or in facsimile) appears on any Note, is not an Authorized Officer of the Issuer, or does not hold the same appointment as an Authorized Officer of the Issuer, on any of (i) the issuance date of the Note, (ii) the date of authentication (if required) and delivery thereof, (iii) the maturity of such Note, or (iv) the date of presentation thereof for payment.

(b)	The facsimile signature of any Authorized Officer of the Issuer on any Note is, for all purposes of the Master Indenture, this Twenty-First Supplemental Indenture and such Note, deemed:

(i)	to be the signature of the individual whose signature it purports to be, and

(ii)	to have been made on such Note at the time such facsimile signature is reproduced.

(c)
For all purposes of the Master Indenture, this Twenty-First Supplemental Indenture and the Notes, the Trustee's certificate of authentication on any Note, if required at all, is to be as set out, if at all, on the forms of Notes attached hereto as Schedule A or in such other form or forms as may, from time to time, be approved by the Issuer and attached to the Information Memorandum. Without limiting the generality of the foregoing, while the Bank is appointed as the note issuance and paying agent for the Notes pursuant to the IPA Agreement and is consequently recognized as the Paying Agent for the Notes under the Master Indenture:

(i)
no certificate of authentication is required for any Book-Entry Only Note provided that the Book-Entry Only Note is substantially in the form attached hereto as Schedule A or in such other form or forms as may, from time to time, be approved by the Issuer and attached to the Information Memorandum and, once issued, remains in the custody of the Bank or CDS (or its nominee) as depositary; or

(ii)
for any Certificated Note, the Bank is hereby authorized to sign the certificate of authentication, substantially as set out on the form of Certificated Note attached hereto as Schedule A or in such other form or forms as may, from time to time, be approved by the Issuer and attached to the Information Memorandum, on behalf of the Trustee.

8.3	Series 21 Bond

(a)
The Issuer hereby creates and issues a Pledged Bond under the Master Indenture in the principal amount of CD$500,000,000 to be designated as the "Series 21 Bond" (the "Series 21 Bond"). The Series 21 Bond is to be dated as of the date of authentication and delivery thereof (the "date of issue") as determined by a Written Order of the Issuer to the Trustee and is payable as to principal, interest thereon and premium (if any) at the office in Toronto, Ontario of the Trustee at which the Series 21 Bond is registrable. The Series 21 Bond is deemed to bear interest, if any, as provided in Subsection 8.3(e) of this Twenty-First

Supplemental Indenture and has the other terms and characteristics set forth or referred to in Schedule B hereto or the Master Indenture.

(b)	The Trustee's certificate of authentication of the Series 21 Bond is in the form annexed to the form of Bond attached hereto as Schedule B.

(c)
The Issuer will deliver the Series 21 Bond pursuant to the bond delivery agreement attached hereto as Schedule C (the "Bond Delivery Agreement") in connection with, and pledged as fixed, general, and continuing security for the due payment and performance of all present and future indebtedness, liabilities and obligations of the Issuer under the Notes (such indebtedness, liabilities and obligations, collectively, the "Note Obligations").

(d)	The Series 21 Bond is payable on demand therefor pursuant to and in accordance with the terms and conditions of the Master Indenture and the Bond Delivery Agreement.

(e)	The Series 21 Bond is deemed to bear interest:

(i)
upon the maturity of any outstanding non-interest bearing Notes or Previously Issued Notes, equal to the face amount of such non-interest bearing Notes or Previously Issued Notes payable upon maturity thereof less the principal amount of such non-interest bearing Notes or Previously Issued Notes determined in accordance with Subsection 2.1 of this Twenty-First Supplemental Indenture; or

(ii)
on the principal amount of outstanding interest bearing Notes or Previously Issued Notes (determined in accordance with Subsection 2.1 of this Twenty-First Supplemental Indenture) from the date of issue at the applicable rate of interest per annum payable by the Issuer under the terms of such outstanding interest bearing Notes or Previously Issued Notes, payable at the place and on the dates provided in the applicable Notes or Previously Issued Notes and this Twenty-First Supplemental Indenture, as well after as before demand, default and judgment with interest on overdue interest at the same rate and payable in like money at the same place and on the same dates.

(f)	The Series 21 Bond shall be issued as a fully registered Bond without coupons.

(g)	The Series 21 Bond is a Senior Bond but is unsecured. The Series 21 Bond is a Pledged Bond securing all of the Note Obligations.

(h)
The Issuer shall forthwith execute the Senior Pledged Bond, Series 3 in the principal amount of CD$500,000,000 shall be executed by the Issuer and delivered to the Trustee. The Senior Pledged Bond, Series 3 shall thereupon be authenticated by the Trustee, registered in the name of the holder as may be specified in a Written Order of the Issuer and returned by the Trustee to the Issuer for delivery to the holder in accordance with the Bond Delivery Agreement without any further action and formality on the part of the Issuer but nevertheless only upon satisfaction of the conditions precedent set forth in Section 2.4 of the Master Indenture.

(i)
The Series 21 Bond shall, upon the execution of the Trustee's Certificate in respect of the Series 21 Bond by the Trustee, supersede and replace the Series 17 Bond in the principal sum of $750,000,000 issued by the Issuer to The Bank of Nova Scotia, as Agent, dated May 22, 2013.

ARTICLE 9
ACCEPTANCE OF TRUSTS BY TRUSTEE

9.1	Acceptance of Trust
The Trustee hereby accepts the trusts in this Twenty-First Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.
ARTICLE 10
EXECUTION

10.1	Counterparts
This Twenty-First Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed is deemed to be an original and such counterparts together constitute one and the same instrument.

10.2	Formal Date
For purposes of convenience, this Twenty-First Supplemental Indenture may be referred to as bearing a formal date of December 14, 2018 irrespective of the actual date of the execution hereof.

10.3	Acknowledgement
The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner’s pro rata share of any undistributed income.

[remainder of page intentionally left blank]

12

10.4	Governing Law
This Twenty-First Supplemental Indenture is governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
IN WITNESS WHEREOF the parties hereto have duly executed this Twenty-First Supplemental Indenture and the hands of their proper officers as of the date first written above.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.
By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

I/We have authority to bind the Issuer ALTALINK MANAGEMENT LTD.
By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

BNY TRUST COMPANY OF CANADA, as Trustee
By:	/s/ Ahmad Adam
Name: Ahmad Adam
Title: Vice President

SCHEDULE A
FORMS OF NOTES
[REDACTED]

SCHEDULE B
SERIES 21 BOND

SERIES TWENTY-ONE BOND

ALTALINK, L.P.
a limited partnership formed under the laws of Alberta

Series Twenty-One                                 Cdn.$500,000,000

ALTALINK, L.P. CAPITAL MARKETS PLATFORM BOND

ALTALINK, L.P. (herein called the “Issuer”) for value received hereby acknowledges that it is indebted and promises to pay to the registered holder hereof upon demand the sum of Five Hundred Million Dollars ($500,000,000.00), in lawful money of Canada at the office of the Trustee in the City of Toronto, Ontario, Canada and to pay interest thereon at the same time and place and in like money, such interest to accrue from the date hereof, at a rate of interest per annum as set out in Section 2.2 of the Series Twenty-One Supplemental Indenture (defined below), as well after as before demand, default and judgment with interest on any such interest overdue at the same rate in like money at the same place and on demand.

This Bond is one of a duly authorized issue of AltaLink, L.P. Capital Markets Platform Bonds, issued and to be issued under an amended and restated master trust indenture (herein called the “Master Indenture”) made as of April 28, 2003, among the Issuer, the General Partner and BNY Trust Company of Canada, as trustee, as supplemented by a Twenty-First Supplemental Indenture (the “Series Twenty-One Supplemental Indenture”) dated as of the date hereof, between the same parties as each may be amended, supplemented or otherwise modified from time to time.

Reference is hereby made to the Master Indenture and, where applicable, the Series Twenty-One Supplemental Indenture, the rights of the holder of this Bond, the rights of the holders of the AltaLink, L.P. Capital Markets Platform Bonds issued and to be issued under the Master Indenture and of the Issuer and of the Trustee in respect thereof and the terms and conditions upon which this Bond and the AltaLink, L.P. Capital Markets Platform Bonds are issued or may hereafter be issued, all to the same effect as if the provisions of the Master Indenture and, where applicable, the Series Twenty-One Supplemental Indenture, were herein set forth, to all of which provisions the holder of this Bond assents by acceptance hereof.

The Bond shall be transferable only in accordance with the provisions of the Master Indenture and the Series Twenty-One Supplemental Indenture. No transfer of this Bond shall be valid unless made on the register kept by and at the office of the Trustee in the City of Toronto, Ontario pursuant to the provisions of the Master Indenture.

This Bond shall not be entitled to any right or benefit under the Master Indenture or the Series Twenty-One Supplemental Indenture, nor shall it be valid or obligatory for any purpose until a certificate of authentication in respect of this Bond is duly executed by the Trustee.

This Bond shall, upon the execution of the Trustee’s Certificate in respect of this Bond by the Trustee, supersede and replace the Series 17 Bond in the principal sum of $750,000,000 issued by the Issuer to The Bank of Nova Scotia, as Agent, dated May 22, 2013.

IN WITNESS WHEREOF the Issuer has duly executed this Series Twenty-One Bond as of this 14th day of December, 2018.

THIS BOND IS SUBJECT TO THE TERMS AND CONDITIONS OF A BOND DELIVERY AGREEMENT DATED AS OF DECEMBER 14, 2018 BETWEEN ALTALINK MANAGEMENT LTD., AS GENERAL PARTNER OF ALTALINK, L.P., ALTALINK MANAGEMENT LTD. AND THE BANK OF NOVA SCOTIA, AS PAYING AGENT, MADE IN ACCORDANCE WITH SECTION 2.8 OF THE MASTER INDENTURE.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

TRUSTEE’S CERTIFICATE

This AltaLink, L.P. Capital Markets Platform Bond is one of the bonds referred to in the Master Indenture within mentioned and is the Series Twenty-One Bond issued in connection with the Series Twenty-One Supplemental Indenture within mentioned.

BNY Trust Company of Canada, as Trustee

By:	Name:
Title:

(Form of Registered Panel)

(No writing hereon except by the Trustee or other registrar)

DATE OF REGISTRATION	IN WHOSE NAME REGISTERED	TRUSTEE (OR REGISTRAR)

December , 2018	The Bank of Nova Scotia, as Paying Agent	BNY Trust Company of Canada

SCHEDULE C
BOND DELIVERY AGREEMENT

BOND DELIVERY AGREEMENT

THIS AGREEMENT is made as of the 14th day of December, 2018
AMONG:

ALTALINK MANAGEMENT LTD., as general partner of Altalink, L.P.
(hereinafter called the “Issuer”)

- and -

ALTALINK MANAGEMENT LTD.
(hereinafter called the “General Partner”)

- and -

THE BANK OF NOVA SCOTIA (hereinafter called the “Agent”) in its capacity as paying agent under the IPA Agreement

WHEREAS by an amended and restated trust indenture dated as of April 28, 2003 among the Issuer, AltaLink Management Ltd., as general partner, and the Trustee (as supplemented, the “Master Indenture”), provision was made for the creation and issue of Bonds of the Issuer;

AND WHEREAS the Issuer and the Agent entered into a note issuance and payment agreement dated as of May 10, 2010 (as amended, supplemented or restated from time to time, the “IPA Agreement”) for the purpose of authorizing the Agent to issue and pay various Notes created and issued by the Issuer from time to time;

AND WHEREAS pursuant to the Twenty-First Supplemental Indenture dated as of the date hereof among the Issuer, the General Partner and the Trustee (the “Series Twenty-One Supplemental Indenture”), the Issuer created and issued the Series Twenty-One Bond;

AND WHEREAS pursuant to the Master Indenture and the Series Twenty-One Supplemental Indenture, the Issuer executed the Series Twenty-One Bond to and in favour of the Agent;

AND WHEREAS the parties hereto are entering into this Agreement for the purpose of delivering the Series Twenty-One Bond to the Agent on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises, the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

All capitalized terms used herein shall, unless otherwise indicated, have the respective meanings ascribed to them in the Master Indenture, as supplemented by the Series Twenty-One Supplemental Indenture. In this Agreement, the following terms shall have the respective meanings indicated below:

“Series Twenty-One Bond” means the Series Twenty-One Capital Markets Platform Bond in the principal amount of Five Hundred Million Dollars ($500,000,000) issued by the Issuer pursuant to the Master Indenture and the Series Twenty-One Supplemental Indenture and duly authenticated by the Trustee as required by the Master Indenture.

1.2	Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3	References to Articles and Sections

Whenever in this Agreement a particular Article, Section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, Section or portion thereof contained herein.

ARTICLE 2
DEALINGS WITH SERIES TWENTY-ONE BOND

2.1	Delivery of Series Twenty-One Bond
The Issuer hereby delivers the Series Twenty-One Bond to the Agent to be held by the Agent as continuing collateral security for the obligations of the Issuer under the IPA Agreement.

2.2	Realization

The Agent is hereby authorized, upon the occurrence of a default of payment when due under any Notes issued under the IPA Agreement in connection with the Series Twenty-One Supplemental Indenture (a “Series 21 Event of Default”) and for so long as such Series 21 Event of Default continues, to demand payment, in connection with the IPA Agreement, of the Series Twenty-One Bond without notice to, consent of or control by the Issuer. Notwithstanding that the Series Twenty-One Bond is expressed to be payable on demand, the Agent shall have no right to, and shall not demand, payment unless or until a Series 21 Event of Default shall have occurred and be continuing. No payment of principal on account of any of the obligations of the Issuer under the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture shall reduce the principal amount of the Series Twenty-

One Bond. Notwithstanding the principal amount of the Series Twenty-One Bond, or the rate of interest expressed to be payable thereon, or that the Series Twenty-One Bond is expressed to be payable on demand, the Series Twenty-One Bond shall constitute a liability of the Issuer to the Agent only to the extent of the lesser of: (i) the obligations of the Issuer under the IPA Agreement outstanding at the time of calculation in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, and (ii) the principal amount of the Series Twenty-One Bond and interest accrued thereon, and such liability shall be payable only in accordance with the payment provisions of the IPA Agreement.

2.3	Application of Proceeds

All proceeds of the Series Twenty-One Bond including, without limitation, any distributions in respect thereof by the Agent, shall be applied on account of the obligations of the Issuer under, and in accordance with, the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, without prejudice to any claim on the Issuer for any deficiency.

2.4	Cancellation

Upon full, final and irrevocable satisfaction of the obligations of the Issuer under the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, the Agent shall, at the request and expense of the Issuer, deliver the Series Twenty-One Bond to the Trustee for cancellation.

2.5	Transfer

The Series Twenty-One Bond shall not be transferable or negotiable except to a successor of the Agent pursuant to the IPA Agreement or upon the prior written consent of the Issuer.

ARTICLE 3
MISCELLANEOUS

3.1	Satisfaction of Obligations

The Series Twenty-One Bond shall not be considered as satisfied, discharged or redeemed by any intermediate payment or satisfaction of the whole or any part of the obligations of the Issuer under the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, or by reason of the account of the Issuer having ceased to be in debit.

3.2	Voting

Notwithstanding the principal amount of the Series Twenty-One Bond, the holder of the Series Twenty-One Bond shall only be entitled to that number of votes at any meeting of Bondholders or in respect of any Special Bondholders’ Resolution, Extraordinary Resolution or Majority

Resolution to which would be entitled the holder of an Obligation Bond in a principal amount equal to the lesser of (i) the outstanding obligations of the Issuer under the IPA Agreement at the time of calculation in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, and (ii) the principal amount of the Series Twenty-One Bond and interest accrued thereon. All of the rights of the holder of the Series Twenty-One Bond may be divisible with respect to the entire obligations of the Issuer under the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, provided that such rights, other than voting rights, may only be exercised by the Agent, and that voting rights relating to the Series Twenty-One Bond may only be exercised by the Agent or any Person or Persons duly appointed as proxy for voting the Series Twenty-One Bond.

3.3	No Merger

The Series Twenty-One Bond shall not operate to merge any of the obligations of the Issuer under the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, and no judgment recovered by or on behalf of the Agent shall operate to merge or in any way affect the security constituted by the Series Twenty-One Bond, which is in addition to and not in substitution for any other security now or hereafter held by the Agent or the Trustee.

3.4	Amendments

The Issuer shall not amend, modify or supplement the provisions of the Series Twenty-One Bond or any other delivery agreement relating to any other series of bond issued pursuant to the Master Indenture except as provided in the Master Indenture. No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Nothing contained herein, in the Series Twenty-One Bond, in the Master Indenture or in the Series Twenty-One Supplemental Indenture shall amend, modify, vary or otherwise change the rights of the Agent under the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture, or the obligations of the Issuer thereunder, or shall limit the rights of the Agent under or in respect of such obligations.

3.5	Legend

Upon the delivery of the Series Twenty-One Bond pursuant to Section 2.1 hereof, the Series Twenty-One Bond shall have the following legend conspicuously noted thereon:

“This Bond is subject to the terms and conditions of a bond delivery agreement dated as of December 14, 2018 between Altalink Management Ltd. as general partner of AltaLink, L.P., AltaLink Management Ltd. and The Bank of Nova Scotia, as Paying Agent, made in accordance with Section 2.8 of the Master Indenture.”

Any Bond issued under the Master Indenture in substitution for or in replacement of the Series Twenty-One Bond shall have conspicuously noted thereon the legend referred to in this

Section 3.5.

3.6	Enurement

The provisions hereof shall be binding upon and shall enure to the benefit of the Issuer and the Agent under the IPA Agreement and their respective permitted successors and assigns.

3.7	Further Assurances

The Issuer shall forthwith, and from time to time on demand, execute and do or cause to be executed or done all assurances and things which in the opinion of the Agent may be necessary to give the Agent so far as may be possible under any applicable law the benefit of the Series Twenty- One Bond, the Series Twenty-One Supplemental Indenture and the Master Indenture, to secure the payment and performance of the obligations of the Issuer under the IPA Agreement in connection with the Notes issued pursuant to the Series Twenty-One Supplemental Indenture.

3.8	Currency

Except where otherwise expressly provided in the IPA Agreement, all amounts in this Agreement are stated and shall be paid in Canadian currency.

3.9	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

3.10	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision thereof.

3.11	No Waiver

No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement or constitute a continuing waiver unless otherwise expressly provided.

3.12	Governing Law, Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the Issuer hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.

3.13	Acknowledgment

The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner’s pro rata share of any undistributed income.

(signature page follows)

IN WITNESS WHEREOF the parties hereto have duly executed this Bond Delivery Agreement as of the date first written above.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

ALTALINK MANAGEMENT LTD.

By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

THE BANK OF NOVA SCOTIA, as Paying Agent under the IPA Agreement as Trustee

By:
Name:
Title:

By:
Name:
Title: